UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2025

Alnylam Pharmaceuticals, Inc.
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Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On December 2, 2025, Michael W. Bonney and Carolyn Bertozzi, Ph.D. provided notice of each of their resignations from the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”), effective on the same date.
Neither Mr. Bonney’s nor Dr. Bertozzi’s respective resignation was caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Bonney’s and Dr. Bertozzi’s resignations, the Board approved a decrease in the number of directors constituting the full Board from eleven to ten.
On December 2, 2025, the Board elected Stuart A. Arbuckle as a non-employee director of the Company, effective as of January 5, 2026. Mr. Arbuckle will serve as a Class I director to hold office until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.
As a non-employee director, Mr. Arbuckle will receive an annual cash retainer of $75,000. In addition, in connection with his election to the Board, Mr. Arbuckle will be granted, on his first date of service on the Board, a stock option to purchase shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), having an aggregate grant date fair value equal to $600,000 using the Company’s then-current Black-Scholes valuation model, and vesting as to one-third of the shares underling the stock option on each of the first, second and third anniversaries of the grant date, with an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date. Following his election, Mr. Arbuckle will be eligible to receive an annual equity award, in an aggregate amount to be determined by the Board upon recommendation of the People, Culture and Compensation Committee. Currently, each of the Company’s non-employee directors receives an annual equity award consisting of (i) restricted stock units having an aggregate grant date fair value of $200,000 (determined based on the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date) and (ii) a stock option to purchase shares of Common stock having an aggregate grant date fair value equal to $200,000 using the Company’s then-current Black-Scholes valuation model, and with an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date, each vesting in full on the one-year anniversary of the grant date. The Company will also reimburse Mr. Arbuckle for reasonable travel and other related expenses incurred in connection with his service on the Board.
In addition, Mr. Arbuckle will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

A press release announcing Mr. Arbuckle’s election and Dr. Bertozzi’s and Mr. Bonney’s resignations was issued on December 3, 2025, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)     Exhibits
The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1     Press Release dated December 3, 2025.
104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025	ALNYLAM PHARMACEUTICALS, INC.

	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer